                                                                   EXHIBIT 10.17

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     between

                     CREDENTIALS SERVICES INTERNATIONAL INC.

                                       and

                              LASALLE NATIONAL BANK

                          Dated as of December __, 1997




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

                                TABLE OF CONTENTS


Recital......................................................................................1

Article 1.     Definitions and Accounting Matters............................................1
        1.01   Certain Defined Terms.........................................................1
        1.02   Accounting Terms and Determinations..........................................12
        1.03   Other Definitional Provisions................................................13

Article 2.     Loans........................................................................13
        2.01   Amendment and Restatement....................................................13
        2.02   Revolving Loan...............................................................13
        2.03   Rate Options for all Loans...................................................13
        2.04   Optional Prepayments.........................................................13
        2.05   Mandatory Prepayments of Loans...............................................14
        2.06   Prepayment Fee...............................................................14
        2.07   Reduction of Commitment......................................................14
        2.08   Note.........................................................................15
        2.09   Procedure for Borrowing......................................................15
        2.10   Conversion and Continuation Elections........................................15
        2.11   Interest.....................................................................17
        2.12   Fees.........................................................................17
        2.13   Computation of Fees and Interest.............................................17
        2.14   Payments by Borrower.........................................................18
        2.15   Security.....................................................................18

Article 3.     Taxes, Yield Protection and Illegality.......................................18
        3.01   Taxes........................................................................18
        3.02   Illegality...................................................................19
        3.03   Increased Costs..............................................................19
        3.04   Funding Losses...............................................................20
        3.05   Inability to Determine Rates.................................................20
        3.06   Survival.....................................................................21

Article 4.     Conditions Precedent.........................................................21
        4.01   Conditions to Effectiveness  ................................................21
        4.02   Notification of Effective Date...............................................22
        4.03   Failure to Satisfy Condition.................................................22
        4.04   Conditions to all Loans......................................................22

Article 5.     Representations and Warranties...............................................23
        5.01   Existence and Power..........................................................23
        5.02   Financial Condition..........................................................23
        5.03   Litigation...................................................................23
        5.04   No Breach....................................................................23

        5.05   Corporate Action.............................................................23
        5.06   Governmental Authorization...................................................24
        5.07   Use of Proceeds; Margin Regulations..........................................24
        5.08   ERISA........................................................................24
        5.09   Taxes........................................................................24
        5.10   Investment Company Act.......................................................25
        5.11   Solvency.....................................................................25
        5.12   Subsidiaries, Etc............................................................25
        5.13   Title to Properties..........................................................25
        5.14   Collateral Documents.........................................................25
        5.15   Environmental Matters........................................................25
        5.16   Labor Relations..............................................................26
        5.17   No Default...................................................................26
        5.18   Intellectual Property........................................................26
        5.19   Insurance....................................................................26
        5.20   Full Disclosure..............................................................26
        5.21   Vendor Contracts.............................................................26

Article 6.     Affirmative Covenants........................................................27
        6.01   Financial Statements.........................................................27
        6.02   Certificates; Borrowing Base Certificates; Other Information.................27
        6.03   Notices......................................................................29
        6.04   Maintenance of Existence.....................................................30
        6.05   Taxes........................................................................30
        6.06   Maintenance of Property......................................................30
        6.07   Insurance....................................................................30
        6.08   Compliance with Laws.........................................................30
        6.09   Performance of Obligations...................................................30
        6.10   Use of Proceeds..............................................................31
        6.11   Inspection...................................................................31
        6.12   ERISA Compliance.............................................................31
        6.13   Further Assurances...........................................................31

Article 7.     Negative Covenants...........................................................31
        7.01   Limitation of Liens..........................................................32
        7.02   Limitation on Indebtedness...................................................32
        7.03   Loans and Investments........................................................32
        7.04   Sale of Assets...............................................................33
        7.05   Mergers, Consolidations, Etc.................................................33
        7.06   Restricted Payments..........................................................33
        7.07   Management Fees..............................................................34
        7.08   Transactions with Affiliates.................................................34
        7.09   Contingent Obligations.......................................................34
        7.10   ERISA........................................................................34
        7.11   Change in Business...........................................................34
        7.12   Accounting Changes...........................................................35
        7.13   Intentionally Omitted........................................................35

                                              ii

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
        7.14   Use of Proceeds..............................................................35
        7.15   Deposit Accounts.............................................................35
        7.16   Amendments...................................................................35


Article 8.     Financial Covenants..........................................................35
        8.01   Minimum EBITDA...............................................................35
        8.02   Minimum Number of Subscribers................................................35
        8.03   Interest Coverage Ratio......................................................36
        8.04   Leverage Ratio...............................................................36
        8.05   Capital Expenditures.........................................................36

Article 9.     Events of Default............................................................36
        9.01   Events of Default............................................................36
        9.02   Remedies.....................................................................38
        9.03   Rights Not Exclusive.........................................................38

Article 10.    Miscellaneous................................................................39
        10.01  Amendments and Waivers.......................................................39
        10.02  Notices......................................................................39
        10.03  No Waiver; Cumulative Remedies...............................................39
        10.04  Expenses.....................................................................39
        10.05  Indemnity....................................................................40
        10.06  Marshaling; Payments Set Aside...............................................40
        10.07  Successors and Assigns.......................................................40
        10.08  Assignments and Participations...............................................40
        10.09  Set Off......................................................................41
        10.10  Counterparts.................................................................41
        10.11  Severability.................................................................41
        10.12  No Third Party Beneficiaries.................................................41
        10.13  Governing Law and Jurisdiction...............................................41
        10.14  Waiver of Jury Trial.........................................................42
        10.15  Entire Agreement.............................................................42

Exhibit A             Form of Borrowing Base Certificate
Exhibit B             Form of Notice of Borrowing
Exhibit C             Form of Notice of Conversion/Continuation
Exhibit D             Form of Revolving Note
Exhibit E             Form of Notice of Effective Date
Exhibit F             Form of Compliance Certificate



Schedule 5.03         Litigation
Schedule 5.08         ERISA Matters
Schedule 5.12         Subsidiaries
Schedule 5.16         Environmental Matters
Schedule 5.18         Intellectual Property Matters
Schedule 7.01         Existing Liens
Schedule 7.09         Contingent Obligations




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

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


        THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December __, 1997 is entered into between CREDENTIALS SERVICES INTERNATIONAL, INC., a Delaware corporation ("Borrower"), and LASALLE NATIONAL BANK, a national banking association ("Lender").

                                    Recitals:

        A. Borrower and Lender are parties to that certain Credit Agreement dated January 14, 1997, as amended by First Amendment to Credit Agreement dated March 10, 1997, by Second Amendment to Credit Agreement dated August 13, 1997 and by Third Amendment to Credit Agreement dated September 26, 1997 (as so amended, the "Original Credit Agreement"), pursuant to which Lender made or made available to Borrower revolving loans in an aggregate amount not to exceed $2,500,000 and a term loan (the "Term Loan") in the original principal amount of $8,500,000.

        B. Borrower proposes to consummate an initial public offering of its common stock and in connection therewith Borrower will repay in full the Term Loan and certain Subordinated Indebtedness (as defined in the Original Credit Agreement) of Borrower.

        C. Borrower and Lender desire to amend the Original Credit Agreement to increase the revolving credit facility and to make certain other changes thereto, all as hereafter set forth.

        D. In order to set forth in one document, for the convenience of the parties, the text of the Original Credit Agreement as amended by the amendments to be made upon the effectiveness of this Agreement, the Original Credit Agreement shall, upon satisfaction of the conditions set forth in Section 4.01 hereof, be amended and restated to read in full as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, Borrower and Lender agree as follows:

                                    ARTICLE 1

                       DEFINITIONS AND ACCOUNTING MATTERS.

        1.01 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

               "Account" shall mean any "account" as that term is defined in
Section 9-106 of the UCC.

               "Account Debtor" shall mean a Person who is obligated on or under an Account.

               "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the equity of a Person shall for the purposes of this Agreement be deemed to control the other Person. Lender shall not be deemed an Affiliate of Borrower or any Subsidiary of Borrower.

               "Agreement" shall mean this Amended and Restated Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

               "Applicable Interest Rate" shall mean either the Base Rate or the Eurodollar Rate, as the case may be.

               "Asset Disposition", with respect to any Person, shall mean the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets, including by way of a sale-leaseback transaction and including the sale or other transfer of any of the equity securities of any Subsidiary of such Person, other than any sale, lease, conveyance, disposition or other transfer of any assets in the ordinary course of business.

               "Attorney Fees" shall mean and include all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

               "Base Rate" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 2.00% per annum or (b) the Prime Rate for such day.

               "Base Rate Loan" shall mean a Loan, or any portion thereof, which bears interest based on the Base Rate.

               "Borrowing" shall mean a borrowing hereunder consisting of Loans made to Borrower on the same day by Lender pursuant to Article 2.

               "Borrowing Base" shall mean, as of any date of calculation, an amount equal to 85% of the Gross Amount of Eligible Accounts.

               "Borrowing Base Certificate" shall mean a certificate, in substantially the form of Exhibit A attached hereto, setting forth the Borrowing Base and the component calculations thereof.

               "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or New York, New York are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, a day on which dealings are carried on in the London interbank market.

               "Capital Expenditures" shall mean, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to fixed or capital assets (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

               "Capital Lease" shall mean any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

               "Capital Lease Obligations" shall mean all monetary obligations of Borrower or any of its Subsidiaries under any Capital Leases.

               "Cash Equivalents" shall mean (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof and, in either case maturing not more than 90 days from the date of issuance, (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital, surplus and undivided profits of at least $500,000,000 and maturing not more than 90 days after the date of issuance; and
(c) commercial paper rated A-1 or P-1 or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc, respectively, and maturing not more than 90 days after the date of issuance.

               "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               "Collateral" shall mean all property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien now or hereafter exists in favor of Lender, whether under this Agreement, the Collateral Documents or under any other documents executed by any such persons and delivered to Lender.

               "Collateral Assignment of Contracts" shall mean that certain Collateral Assignment of Contracts dated as of the Original Closing Date executed by Borrower in favor of Lender, assigning to Lender as collateral security for the Obligations all right, title and interest of Borrower under the contracts described therein.

               "Collateral Documents" shall mean, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Collateral Assignment of Contracts and all other security agreements, mortgages, patent and trademark assignments, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, between Borrower or Borrower's Subsidiaries and Lender now or hereafter delivered to Lender pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against Borrower or any of Borrower's Subsidiaries as debtor in favor of Lender, as secured party.

               "Commitment" is defined in Section 2.02.

               "Contingent Obligation" shall mean, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability of that Person (i) in respect of any letter of credit, banker's acceptances, bank guaranties, surety bonds and similar instruments issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; or (ii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered.

               "Controlled Group" shall mean Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

               "Conversion Date" shall mean any date on which Borrower converts a Base Rate Loan to a Eurodollar Rate Loan or a Eurodollar Rate Loan to a Base Rate Loan.

               "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would, if not cured or otherwise remedied during such time, constitute an Event of Default.

                "Dollars" and "$" shall mean lawful money of the United States of America.

               "EBITDA" shall mean, for any period, (a) Net Income of Borrower and its Subsidiaries, plus (b) Interest Expense; plus (c) charges against Net Income for taxes, plus (d) depreciation and amortization deducted in determining Net Income; plus (e) all other non-cash charges deducted in determining Net Income; minus (f) interest income, and minus (g) extraordinary gains included in the determination of Net Income.

               "Effective Date" is defined in Section 4.01.

               "Eligible Accounts" shall mean, as at any date of determination, the aggregate of all Accounts owing to Borrower that meet the following criteria:

                      (a) the Account has not been outstanding for more than 60
               days from the date of invoice or billing or, in the case of an Account included in the category of Tape to Tape Receivables, 90 days;

                      (b) the Account arose from the outright sale of goods or
               the performance of services by Borrower to or for an Account Debtor located in the

               United States and the Account is evidenced by such invoices, statements or other instruments ordinarily used in the trade;

                      (c) the Account Debtor is not an Affiliate of Borrower;

                      (d) the Account is not subject to any Lien except the Lien in favor of Lender or other Permitted Liens;

                      (e) the Account is a legal, valid, binding and enforceable obligation of the Account Debtor not subject to any dispute, credit, allowance, defense, offset, counterclaim, adjustment or refund, and the goods pertaining to such Account have not been rejected, repossessed or returned or the services pertaining to such Account have not been terminated; provided, however, any Account arising out of the sale of a membership which may be canceled by the Account Debtor before the stated expiry date therefor shall nevertheless, subject to the satisfaction of all other requirements set forth in clauses (a) through (i), be deemed an Eligible Account unless Borrower has actual knowledge of the cancellation of such membership;

                      (f) no notice or actual knowledge of bankruptcy,
               insolvency, failure or suspension or termination of business of the Account Debtor has been received or obtained by Borrower;

                      (g) the Account is in full conformity with the
               representations and warranties made by Borrower to Lender with respect thereto;

                      (h) the Account is included in any of the following
               categories in Borrower's financial records: Tape to Tape Receivables, Signature Tape Accrual, Orange Processing Backlog, Renewal Billings in Process and Suspense File to Bill; and

                      (i) it is not an Account which Lender, exercising
               reasonable discretion in a manner that is not arbitrary or capricious, has determined to be unacceptable to it.

               "Eligible Account Reserve" shall mean an amount equal to the sum of: (a) 20% of the outstanding face amount of all Eligible Accounts included in the category Renewal Billing in Process, Tape to Tape Receivables and Signature Tape Accounts, plus (b) 15% of the outstanding face amount of all Eligible Accounts included in the category Suspense File to Bill; or such other percentage as Lender may from time to time reasonably designate upon prior written notice to Borrower.

               "Environmental Laws" shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental, health and safety matters.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) under common control with Borrower within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

               "ERISA Event" shall mean (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(A)(2) of ERISA); (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 40412 or 4041A of ERISA or the commencement of proceedings by PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition with could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate;
(h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which Borrower or any Subsidiary of Borrower may be directly or indirectly liable; or
(j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which Borrower or any member of the Controlled Group may be directly or indirectly liable.

               "Eurodollar Rate Loan" shall mean a Loan, or any portion thereof, which bears interest based on the Eurodollar Rate.

               "Eurodollar Base Rate" shall mean, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the rate determined by Lender to be the rate at which deposits in Dollars are offered by Lender to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the appropriate amount of the relevant Eurodollar Rate Loan and having a maturity approximately equal to such Interest Period, as adjusted for Reserves.

               "Eurodollar Rate" shall mean, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period plus 1.25%. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

                "Event of Default" shall mean the occurrence of any event described in Section 9.01.

               "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations on such day on such transactions received by Lender from three different Federal funds brokers of recognized standing selected by Lender in its sole discretion.

               "GAAP" shall mean generally accepted accounting principles consistently applied, as in effect from time to time.

               "Gross Amount of Eligible Accounts" shall mean the outstanding face amount of Eligible Accounts less the Eligible Accounts Reserve.

               "Guaranty Obligation" shall mean, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, or letter of credit or other obligation of another Person. The amount of any Guaranty Obligation shall be deemed equal to the maximum reasonably anticipated liability of a Person with respect to the primary obligation in respect of which such Guaranty Obligation is made.

               "Indebtedness" shall mean, as to any Person, without duplication:
(a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business which are not past due in excess of 90 days); (c) all non-contingent reimbursement or payment obligations with respect to letters of credits, surety bonds or similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property or assets; (e) all indebtedness created or arising under any conditional sale (but not including Subscribers' rights to refunds) or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

               "Insolvency Proceedings" shall mean (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under United States federal, state or foreign law.

               "Intellectual Property Security Agreement" shall mean that certain Patent, Trademark and Copyright Security Agreement dated as of the Original Closing Date executed by Borrower in favor of Lender, as amended, restated or otherwise modified and in effect from time to time.

               "Interest Coverage Ratio", with respect to any period, shall mean the ratio of (a) the amount of (i) EBITDA for such period, minus (ii) Capital Expenditures for such period to (b) Interest Expense for such period.

               "Interest Expense" shall mean, for any period, the total interest expense of Borrower and its Subsidiaries, whether paid or accrued (including the interest component of Capital Leases), all as determined in conformity with GAAP.

               "Interest Payment Date" shall mean, with respect to each Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and, with respect to each Base Rate Loan, the last Business Day of each calendar month and the date, if any, such Base Rate Loan is converted into a Eurodollar Rate Loan.

               "Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which such Loan is converted to the Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however that:

                      (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                      (b) any Interest Period that begins on the last Business day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                      (c) no Interest Period shall extend beyond the Termination Date.

               "Leverage Ratio", as of any determination date, shall mean the ratio of (a) the amount of Borrower's Indebtedness as of such date to (b) EBITDA for the twelve-month period then ended minus Capital Expenditures for such period.

               "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien or preference, priority or other security interest or preferential arrangement of any kind or nature, including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation or any financing lease having substantially the same economic effect as any of the foregoing, and any contingent or other agreement to provide any of the foregoing.

               "Loan" is defined in Section 2.02

               "Loan Documents" shall mean, collectively, this Agreement, the Revolving Note, the Collateral Documents and all documents delivered to Lender in connection herewith and therewith.

               "Margin Stock" shall mean "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

               "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Borrower or Borrower and the Borrower's Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to Lender under any of the Collateral Documents.

               "Maximum Revolving Credit Amount" shall mean, at any particular time, the lesser of (a) $10,000,000 or (b) the Borrowing Base.

               "Multiemployer Plan" shall mean a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

               "Net Income" shall mean, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

               "Net Issuance Proceeds" shall mean, in respect of any issuance of debt or equity securities, cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of Borrower.

               "Net Proceeds" shall mean proceeds in cash or other cash equivalents (including Cash Equivalents) as and when received by a Person making an Asset Disposition, net of: (a) reasonable out-of-pocket costs and expenses paid or incurred in connection therewith excluding amounts payable to Borrower or any Affiliate of Borrower (unless otherwise consented to in writing by Lender), (b) sale, use, income or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Asset Disposition or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Disposition. "Net Proceeds" shall also include proceeds paid on account of any loss, destruction of damage of property or any condemnation or seizure of property, net of (i) all funds actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to or subject to the claims of parties having superior rights to such proceeds, awards or other payments.


               "Notice of Borrowing" shall mean a notice given by Borrower to Lender pursuant to Section 2.09(a), substantially in the form of Exhibit B hereto.

               "Notice of Conversion/Continuation" shall mean a notice given by Borrower to Lender pursuant to Section 2.10, substantially in the form of Exhibit C hereto.

               "Obligations" shall mean all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender, or any Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

               "Operating Account" shall mean a non-interest bearing cash operating account of Borrower maintained with Lender.

               "Original Closing Date" shall mean January 14, 1997.

               "Permitted Liens" is defined in Section 7.01
 .
               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Person" shall mean any individual, corporation, company, voluntary association, partnership, trust, limited liability company, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

               "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any member of the Controlled Group sponsors or maintains or to which Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions.

               "Prepayment Fee" is defined in Section 2.06.

               "Prime Rate" shall mean the rate of interest from time to time publicly announced by Lender at its principal office in Chicago, Illinois as its prime commercial lending rate. Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Lender to any customer.


               "Products" shall mean the services or products made available from time to time by Borrower to Subscribers, including, without limitation, those known as Credentials, Monitor, VIP, Privacy Watch, Three Bureau, Operation Identification, Credit Card Loss Protection and Business Credentials.

               "Qualified Plan" shall mean a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plans years, but excluding any Multiemployer Plan.

               "Regulatory Change" shall mean, relative to Lender, (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any Requirement of Law, guideline or request (whether or not having the force of law) or (b) any change in the application to Lender of any Requirement of Law, guideline or request (whether or not having the force of law).

               "Reportable Event" shall mean, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

               "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Reserves" shall mean the maximum aggregate reserve requirements, as prescribed by the Board of Governors of the Federal Reserve System, or any successor, with respect to "Eurocurrency liabilities", as defined in Regulation D of the Federal Reserve Board, or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of Lender to United States residents.

               "Revolving Note" shall mean a promissory note of Borrower payable to the order of Lender and otherwise substantially in the form of Exhibit D hereto, evidencing indebtedness of Borrower under the Commitment of Lender.

               "Security Agreement" shall mean that certain Security Agreement dated as of the Original Closing Date executed by Borrower in favor of Lender, as amended, restated or otherwise modified and in effect from time to time

               "Service Agreement" shall mean the Consumer Credit Subscriber Service Agreement dated as of October 18, 1994 between the Company and Experian Information Solutions, Inc. (as successor-in-interest to TRW Inc.), as amended by Settlement and Release Agreement dated as of September 11, 1996.

               "Solvent" shall mean, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities; (b) the present fair saleable value of the property of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to pay its debts and other liabilities as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "Subscriber" shall mean a Person who subscribes to one or more Products, who has made at least one payment therefor, whose account is active and not more than 90 days past due and has not been terminated (or action has not been taken by Borrower or such Person to terminate the account). For the purposes of computing the number of Subscribers, a Person who subscribes to more than one of the Products shall be deemed such number of Subscribers as is equal to the number of Products subscribed to by such Person.

               "Subsidiary" of a Person shall mean any corporation, association, partnership, joint venture or other entity of which more than 50% of the voting stock or other equity interests are owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. "Wholly-Owned Subsidiary" shall mean any corporation in which 100% of the capital stock of each class having ordinary voting power and 100% of the capital stock of every other class is owned, beneficially and of record by Borrower or by one or more other Wholly-Owned Subsidiaries, or both.

                "Termination Date" shall mean the third anniversary of the Effective Date.

               "UCC" or "Uniform Commercial Code" shall mean, the Uniform Commercial Code, as from time to time in effect in the State of Illinois.

               "Vendor Contracts" shall mean any contract between Borrower and a vendor named therein which provides for the sale or purchase of goods or services or both, excluding any co-marketing agreements.

        1.02 Accounting Terms and Determinations. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

        1.03 Other Definitional Provisions. References in this Agreement to"fiscal year," "fiscal quarter" and"fiscal month" shall refer to such fiscal period of Borrower. References to any fiscal year ended or ending on September 30 of any year shall mean the fiscal year ended or ending on or about September 30 of such year; references to any fiscal quarter ended or ending on December 31, March 31 or June 30 of any year shall the fiscal quarter ended or ending on or about December 31, March 31 or June 30 of such year and references to any fiscal month ended or ending on the last day of such month shall mean the fiscal month ended or ending on or about the last day of such month.


                                    ARTICLE 2

                                      LOANS


        2.01 Amendment and Restatement. Borrower and Lender agree that, upon (a) the execution and delivery by each of the parties of this Agreement, and (b) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Original Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Original Credit Agreement which are outstanding on the Effective Date, if any, shall continue as Loans and Obligations under, and shall be governed by the terms of, this Agreement on and after the Effective Date.

        2.02 Revolving Loan. Subject to and upon the terms and conditions set forth in this Agreement, from and including the Effective Date and prior to but not including the Termination Date, Lender agrees to make revolving loans to Borrower (each individually, a "Loan" and, collectively, the "Loans") from time to time in an amount not to exceed at any time outstanding $10,000,000 (such amount as the same may be reduced from time to time pursuant to Section 2.07 the "Commitment"); provided, however, that, after giving effect to any Borrowing of Loans, the principal amount of all outstanding Loans shall not exceed the Maximum Revolving Credit Amount. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow Loans at any time prior to the Termination Date. Borrower shall repay in full the outstanding principal balance of the Loans on the Termination Date.

        2.03 Rate Options for all Loans. The Loans may be Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, selected by Borrower in accordance with Section 2.09; provided, however, that there shall be no more than five (5) Interest Periods in effect with respect to all Eurodollar Rate Loans at any one time.

        2.04 Optional Prepayments. Subject to Section 3.04, Borrower may, at any time or from time to time, upon written notice to Lender not later than 11:00 a.m. (Chicago time) on the Business Day of such prepayment, prepay all or any part of any Loan. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Eurodollar Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by Borrower unless Borrower receives notice that amounts would be payable pursuant to Section 3.04. If such notice is so given, Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 3.04. Any prepayment of Loans shall be applied first to the portion of such Loans maintained as Base Rate Loans and then to the portion of such Loans maintained as Eurodollar Rate Loans (in order of Eurodollar Rate Loans having the shortest Interest Periods).

        2.05   Mandatory Prepayments of Loans.

               (a) Net Proceeds. Upon the receipt by Borrower of any Net Proceeds or Net Issuance Proceeds excluding Net Issuance Proceeds in respect of any issuance of equity securities, Borrower shall make or cause to be made a mandatory prepayment of the Loans in an aggregate amount equal to the amount of such Net Proceeds or Net Issuance Proceeds.

               (b) Overadvance. If at any time and for any reason the aggregate amount of Loans is greater than the Maximum Revolving Credit Amount, Borrower shall immediately make a mandatory prepayment of the Loans in an amount equal to such excess.

               (c) Application. Any prepayment of the Loans pursuant to Section 2.05(a) shall be applied first to the portion of such Loans maintained as Base Rate Loans and then to the portion of Loans maintained as Eurodollar Rate Loans (in order of Loans having the shortest Interest Periods); provided, however, that, in the case of prepayments pursuant to Section 2.05(a), if the amount of Base Rate Loans then outstanding is less than the required prepayment, Borrower may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to Lender until the end of such Interest Period at which time such pledged amounts (except for interest on the amount deposited, which shall be paid to Borrower) shall be applied to prepay such Eurodollar Rate Loans. Borrower shall pay, together with each prepayment under this Section 2.05, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.04.

        2.06 Prepayment Fee. If Borrower shall prepay all of the Obligations prior to January 13, 1999 and if Lender shall no longer have any Commitment hereunder, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available to Borrower hereunder an amount (the "Prepayment Fee") equal to 1% of the then current Commitment; provided, however, that Borrower shall not be obligated to pay any Prepayment Fee if the prepayment is made (A) in connection with the sale of Borrower in its entirety (whether through merger, consolidation or sale of assets or otherwise) or (B) pursuant to Section 2.04 from internally generated funds or (C) from Net Proceeds of an Asset Disposition or (D) from Net Issuance Proceeds in respect of the issuance of equity securities.

        2.07 Reduction of Commitment. Borrower may permanently reduce the Commitment in whole or in part, without premium, penalty or other fee, in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount, upon at least three

(3) Business Days' written notice to Lender; provided, however, that the amount of the Commitment may not be reduced below the greater of (a) the aggregate principal amount of the outstanding Loans at such time and (b) $1,000.

        2.08 Note. The Loan shall be evidenced by the Revolving Note payable to the order of Lender in the original principal amount of $10,000,000. Borrower hereby irrevocably authorizes Lender to endorse on the schedules attached to each Note (or on a continuation of such schedule), the amount of each Loan made thereunder, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding; provided, however, that the failure to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Borrower hereunder or under such note. The notation on each such schedule shall be prima facie evidence of the principal amount thereof owing and unpaid.

        2.09   Procedure for Borrowing.

               (a) Each Borrowing of a Loan shall be made by either (i) delivering to Lender a Notice of Borrowing or (ii) giving telephonic notice thereof to Lender (promptly confirmed by delivering to Lender a Notice of Borrowing) not later than (x) 12:00 noon (Chicago time) on the date two (2) Business Days prior to the requested Borrowing date, in the case of Eurodollar Rate Loans; and (y) 12:00 noon (Chicago time) on the requested Borrowing date, in the case of Base Rate Loans. Such Notice of Borrowing shall specify (i) the amount of the Borrowing, which, in the case of Base Rate Loans, shall be in an aggregate minimum principal amount of $100,000 and multiples of $100,000 in excess thereof and, in the case of Eurodollar Rate Loans, shall be in a minimum principal amount of $500,000 and multiples of $500,000 thereof; (ii) the requested Borrowing date, which shall be a Business Day; (iii) whether the Borrowing is to be comprised of Eurodollar Rate Loans or Base Rate Loans; and
(iv) the duration of the Interest Period applicable to any Eurodollar Rate Loans included in such notice.

               (b) Unless Lender is otherwise directed in writing by Borrower, the proceeds of each requested Borrowing shall be made available to Borrower by Lender at or before 3:00 p.m. (Chicago time) on such Borrowing date by deposit of such amount to Borrower's Operating Account.

               (c) Unless Lender shall otherwise agree, during the existence of a Default, Borrower may not elect to have a Loan be made as, converted into or continued as, a Eurodollar Rate Loan.

               (d) Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Operating Account hereunder as a Loan, a sum sufficient to pay when due all interest accrued on the Obligations and to pay when due all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

        2.10   Conversion and Continuation Elections.

               (a) Borrower may upon irrevocable written notice to Lender in accordance with Section 2.10(b):

                      (i) elect to convert on any Business Day, all or any
               portion of any Base Rate Loan in an aggregate minimum amount of $500,000 or any multiple of $500,000 in excess thereof into Eurodollar Rate Loans; or

                      (ii) elect to convert on the last day of the applicable
               Interest Period all or any portion of any Eurodollar Rate Loans having Interest Periods maturing on such day in an aggregate minimum amount of $500,000 or any multiple of $500,000 in excess thereof into Base Rate Loans; or

                      (iii) elect to renew on the last day of the applicable
               Interest Period any Eurodollar Rate Loans having Interest Periods maturing on such day in an aggregate minimum amount of $500,000 or any multiple of $500,000 in excess thereof;

provided, however, that if any Eurodollar Rate Loans shall have been reduced by payment, prepayment or conversion of part thereof to be less than $500,000 such Eurodollar Rate Loans shall automatically convert into Base Rate Loans and on and after such date the right of Borrower to continue such Loans as, and to convert such Loans into, Eurodollar Rate Loans, as the case may be, shall terminate.

               (b) Borrower shall either (i) deliver to Lender a Notice of Conversion/Continuation or (ii) give telephonic notice thereof to Lender (promptly confirmed by delivering to Lender a Notice of Conversion/Continuation), not later than 12:00 p.m. (Chicago time) on the date two (2) Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Eurodollar Rate Loans, specifying: (i) the proposed Conversion Date or continuation date; (ii) the aggregate amount of Loans to be converted or continued; and (iii) the duration of the requested Interest Period with respect to any Loans to be converted into, or continued, as Eurodollar Rate Loans.

               (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, Borrower has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans, or if any Default shall then exist, Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

               (d) Unless Lender shall otherwise agree, during the existence of a Default, Borrower may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

               (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than five (5) different Interest Periods in effect with respect to all Eurodollar Rate Loans at any one time.

        2.11   Interest.

               (a) Subject to Section 2.11(c) and Section 2.11(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Applicable Interest Rate.

               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Loans pursuant to Section 2.04 or Section 2.05 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be payable on demand of Lender.

               (c) At the election of Lender, upon the occurrence and during the continuance of any Event of Default Borrower shall pay interest on the Obligations at a rate per annum determined by adding two percent (2%) per annum to the Applicable Interest Rate then in effect for such Obligations.

               (d) Anything herein to the contrary notwithstanding, the obligation of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by applicable law.

        2.12   Fees.

               (a) Origination Fee. Borrower shall pay to Lender on the Effective Date an origination fee (the "Origination Fee") in the amount of $18,750.

               (b) Unused Line Fee. Borrower shall pay to Lender a fee (the "Unused Line Fee") at the rate of three-eighths of one percent (0.375%) per annum from and after the Effective Date until the Termination Date on the amount by which the Commitment in effect from time to time exceeds the average daily balance of all Loans outstanding during the preceding calendar quarter. The Unused Line Fee shall be payable quarterly in arrears on the last calendar day of each March, June, September and December occurring after the Effective Date and on the Termination Date.

        2.13   Computation of Fees and Interest.

               (a) All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment.

               (b) Any change in the interest rate on a Loan resulting from a change in the Applicable Interest Rate shall become effective as of the opening of business on the day on which such change in the Applicable Interest Rate becomes effective.

               (c) Each determination of an interest rate by Lender shall be conclusive and binding on Borrower in the absence of manifest error.

        2.14   Payments by Borrower.

               (a) All payments of principal, interest and fees hereunder shall be made, without set off, deduction or counterclaim, in immediately available funds to Lender at Lender's address specified pursuant to Section 10.02, by 2:00 p.m. (Chicago time) on the date when due. Any payment received by Lender later than 2:00 (Chicago time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee with respect to such payment shall continue to accrue to such succeeding Business Day.

               (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        2.15 Security. The Loans shall constitute one general Obligation of Borrower and shall be secured by Lender's Lien upon all of the Collateral in accordance with the Collateral Documents.


                                    ARTICLE 3

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01 Taxes.

               (a) All payments by Borrower to Lender under this Agreement shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise or similar taxes as are imposed on or measured by Lender's revenues or net income by the United States of America or any jurisdiction under the laws of which Lender is organized or maintains a lending office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities herein referred to as "Taxes").

               (b) In addition, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

               (c) Borrower shall indemnify and hold harmless Lender for the full amount of Taxes or Other Taxes paid by Lender and any liability, including penalties, interest, additions to tax and expenses, arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this Section 3.01 shall be made within thirty
(30) days from the date Lender makes written demand therefor.

               (d) If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then (i) the sum payable shall be increased as necessary so that after making all required deductions Lender receives an amount equal to the sum it would have received had no such deduction been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (e) Within thirty (30) after the date of any payment by Borrower of Taxes or Other Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Lender.

        3.02 Illegality. If, as the result of any Regulatory Change, Lender shall determine that it is unlawful for Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligation of Lender to make, continue or maintain any portion of the principal amount of any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall, upon such determination, forthwith be suspended until Lender shall notify Borrower in reasonable detail that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans shall automatically be converted into Base Rate Loans.

        3.03 Increased Costs. If any Regulatory Change imposes, modifies or deems applicable any capital adequacy, capital maintenance or similar requirement (including a request or requirement which affects the manner in which Lender allocates capital resources to its commitments, including its Commitment hereunder) and as a result thereof, the rate of return on Lender's capital as a consequence of its Commitment or Loans, is reduced to a level below that which Lender could have achieved but for such circumstances then and in each such case upon notice from time to time by Lender to Borrower, Borrower shall pay to Lender such additional amount or amounts as shall compensate Lender for such reduction in its rate of return (a "Compensatory Amount"); provided, however, that (a) each Compensatory Amount shall be reduced to the extent, if any, that Lender increases the Prime Rate in order to recover all or part of the increased costs which are imposed by such Regulatory Change and (b) in determining any increased expense, reduction in rate of return on capital or reduction in an amount received, Lender shall act reasonably and in good faith and shall, to the extent the increased costs or reductions in amounts received or receivable related to Lender's loans and commitments in general and are not specifically attributable to the Loans and the Commitment hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by Lender whether or not the loan documentation for such other loans permits Lender to receive increased costs of the type described in this Section 3.03. Such notice shall contain a statement of Lender as to any such additional amount or amounts, including calculations thereof in reasonable detail, which shall in the absence of manifest error, be conclusive evidence of the matters stated therein and be binding upon Borrower.

        3.04 Funding Losses. If Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of:

               (a) the failure of Borrower to make any payment or mandatory prepayment of principal of any Eurodollar Rate Loan (including payments made after any acceleration thereof);

               (b) the failure of Borrower to borrow, continue or convert a Loan after Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

               (c) the failure of Borrower to make any prepayment after Borrower has given a notice in accordance with Section 2.04;

               (d) the prepayment (including prepayment pursuant to Section 2.05) of a Eurodollar Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

               (e) the conversion pursuant to Section 2.10 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period,

then, upon the request of Lender to Borrower, Borrower shall pay directly to Lender such amount as will reimburse Lender for the actual amount of such loss or expense. A statement as to any such loss or expense (including calculations thereof in good faith and in reasonable detail) shall be submitted by Lender to Borrower and shall, in the absence of manifest error, be conclusive evidence of the matters stated therein and be binding on Borrower; provided, however, that Borrower shall not be liable in respect of any such loss or expense as to which Lender became aware and failed to notify Borrower promptly if and to the extent that prompt notice could have avoided or materially lessened payment by Borrower hereunder.

        3.05 Inability to Determine Rates. If Lender shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or that the Eurodollar Base Rate applicable pursuant to Section 2.10(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to Lender of funding such Loan, Lender shall forthwith give notice of such determination to Borrower. Thereafter, the obligation of Lender to make or maintain Eurodollar Rate Loans hereunder with respect to future Interest Periods shall be suspended until Lender revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation theretofore submitted by it. If Borrower does not revoke such notice, Lender shall make, convert or continue the Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

        3.06 Survival. The agreements and obligation of Borrower in this Article 3 shall survive the payment of all other Obligations.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

        4.01 Conditions to Effectiveness. This Agreement shall become effective and be deemed effective on the date (the "Effective Date") upon which all of the following conditions shall have been satisfied:

                (a) Agreement. Lender shall have received this Agreement duly executed by Borrower and Lender;

                (b) Revolving Note. Lender shall have received the Revolving Note, duly executed by Borrower;


                (c) Fees. Borrower shall have paid the Origination Fee and a prepayment fee with respect to repayment of the Term Loan as required under
Section 2.06 of the Original Credit Agreement.

                (d) Initial Public Offering. The initial public offering of Borrower's common stock shall have been completed in accordance with all applicable federal and state securities laws and Borrower shall have received net proceeds therefrom in an amount not less than $12,900,000.

                (e) Repayment of Certain Indebtedness. All Indebtedness of Borrower to TRW Inc. shall have been paid in full. All Indebtedness and other obligations of Borrower owing to Canterbury Mezzanine Capital, L.P. shall have been paid and discharged in full.

                (f) Opinion of Counsel. Lender shall have received the written opinion or opinions of Maloney, Mehlman & Katz, members of the New York Bar, counsel for Borrower, in form and substance satisfactory to Lender and its counsel, dated as of the Effective Date.

                (g) Resolutions. Lender shall have received resolutions of the Board of Directors of Borrower approving and authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party, certified as of the Effective Date by the secretary or assistant secretary of Borrower as being in full force and effect without modification or amendment.

                (h) No Default. No Default shall have occurred and be continuing.

                (i) Representations and Warranties. The representations and warranties of Borrower contained in Article 5 shall be true and correct in all material respects on and as of the Effective Date.

                (j) Other Documents. Lender shall have received such other approvals, opinions, documents or materials as Lender may reasonably request.

        4.02 Notification of Effective Date. Upon satisfaction of the conditions set forth in Section 4.01 of this Agreement, (a) Lender shall immediately provide written notification to Borrower, in the form attached hereto as Exhibit E, confirming the Effective Date; (b) Lender shall deliver to Borrower the original note evidencing the Term Loan marked "cancelled"; (c) Lender shall deliver to CIS Acquisition Partners, L.P. and CSI Investments Partners II, L.P. the stock certificates, together with related proxies and stock powers, pledged to Lender pursuant to the Original Credit Agreement; (d) the Pledge Agreements, the Collateral Assignment of Undertakings and the Subordination Agreements (each as defined in the Original Credit Agreement) shall, without further action, be deemed terminated and of no further force and effect.

        4.03 Failure to Satisfy Conditions. If the conditions set forth in
Section 4.01 of this Agreement shall not have been satisfied or waived in writing by Lender on or before December 31, 1997, then this Agreement shall be null and void and of no force and effect and the Original Credit Agreement shall be in full force and effect in accordance with its terms.

        4.04 Conditions to All Loans. The obligation of Lender to make any Loan, or to continue or convert any Loan hereunder, is subject to the satisfaction of the following conditions on the relevant borrowing or continuation or Conversion
Date:

                (a) Notice of Borrowing or Continuation/Conversion. Lender shall have received a Notice of Borrowing or a Notice of Continuation/Conversion, as applicable, in accordance with Section 2.09 or Section 2.10, as applicable.

                (b) Representations and Warranties. The representations and warranties of Borrower contained in Article 5 shall be true and correct in all material respects on and as of such Borrowing, or continuation or Conversation Date, with the same effect as if made on and as of such Borrowing or continuation or Conversion Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                (c) No Default. No Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Continuation/Conversion submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder, as of the date of each such notice and as of the date of each such Borrowing or continuation or conversion that the conditions in Section 4.04 are satisfied.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants to Lender as follows:

        5.01 Existence and Power. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(b) has all requisite corporate power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is duly qualified to do business and in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

        5.02 Financial Condition. Since September 30, 1996, there has been no Material Adverse Effect.

        5.03 Litigation. Except as specifically disclosed in Schedule 5.03, there are no actions, suits, proceedings, governmental investigations or arbitrations now pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary of Borrower which (a) purport to affect or pertain to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby; or (b) if determined adversely to Borrower or such Subsidiary could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any other order has been issued by any court or other governmental authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Document.

        5.04 No Breach. The execution, delivery and performance by Borrower of each Loan Document to which Borrower is a party do not and will not conflict with or result in a breach of, or require any consent under, the charter or by-laws of Borrower or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Borrower is a party or by which it or its property is bound or to which it or its property is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Loan Documents) result in the creation or imposition of any Lien under the terms of any such agreement or instrument.

        5.05 Corporate Action. Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. The execution, delivery and performance by Borrower of each Loan Document to which it is a party have been duly authorized by all necessary corporate action on its part and each of the Loan Documents to which it is a party has been duly and validly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        5.06 Governmental Authorization. No authorizations, approvals or consents of, and no notices to or filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by, or enforcement against, Borrower of this Agreement or any other Loan Document.

        5.07 Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.10. Borrower is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        5.08   ERISA.

               (a) Schedule 5.08 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. Borrower and each of Borrower's Subsidiaries are in compliance with all requirements of each Plan and each Plan complies with and is operated in compliance with all applicable provisions of law. Each Qualified Plan and each related trust has been determined by the Internal Revenue Service to qualify under, and be exempt from tax under, the Code. Nothing has occurred which would cause the loss of such qualification or tax-exempt status. All required contributions have been made in accordance with the provisions of each Plan, and with respect to Borrower or any ERISA Affiliate, there are no unfunded pension liabilities or withdrawal liabilities. Neither Borrower nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA.

               (b) No ERISA Event has occurred or is expected to occur with respect to any Plan. No liability under any Title IV Plan has been funded nor has such obligation been satisfied with, the purchase of a contract form an insurance company that is not rated AAA by Standard & Poor's Corporation or the equivalent by each other nationally recognized rating agency.

               (c) Except as specifically disclosed in Schedule 5.08, no member of the Controlled Group has represented or contracted to any current or former employee that such current or former employee would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of Section 3(1) of ERISA) following retirement or termination of employment.

               (d) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code. No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

        5.09 Taxes. Borrower and each of Borrower's Subsidiaries have filed all federal and other material tax returns and reports required to be filed and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their property, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower or any of Borrower's Subsidiaries which, if made, could reasonably be expected to have a Material Adverse Effect.

        5.10 Investment Company Act. Borrower is not an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        5.11 Solvency. Borrower and each of Borrower's Subsidiaries is Solvent.

        5.12 Subsidiaries, Etc. Borrower has no Subsidiaries or equity investments in any other corporation or entity other than those disclosed in
Schedule 5.12.

        5.13 Title to Properties. Borrower and each of its Subsidiaries have good record and marketable title to all property necessary or used in the ordinary conduct of its businesses, except for Permitted Liens.

        5.14 Collateral Documents. All representations and warranties of Borrower, any of Borrower's Subsidiaries or any other party to any Collateral Document contained in the Collateral Documents are true and correct in all material respects.

        5.15   Environmental Matters.

               (a) Except as disclosed in Schedule 5.15, the operations of Borrower and each of Borrower's Subsidiaries comply with all Environmental Laws, except such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed in Schedule 5.15, Borrower and each of Borrower's Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective operations, all such Environmental Permits are in good standing, and Borrower and each of Borrower's Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain or to be in compliance could not reasonably be expected to have a Material Adverse Effect.

               (c) Except as disclosed in Schedule 5.15, none of Borrower or any of Borrower's Subsidiaries or any of their respective property or operations is subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or administrative proceedings respecting any Environmental Law.

               (d) Except as disclosed in Schedule 5.15, there are no conditions or circumstances existing with respect to any property, or arising from operations prior to the Effective Date, of Borrower or any of Borrower's Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

        5.16 Labor Relations. There are no strikes, lockouts or other labor disputes against Borrower or any of Borrower's Subsidiaries or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries, in any case, which could reasonably be expected to have a Material Adverse Effect, and no significant unfair labor practice complaint is pending against Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them before any governmental authority, in any case which could reasonably be expected to have a Material Adverse Effect.

        5.17 No Default. Neither Borrower nor any of Borrower's Subsidiaries is in default under or with respect to the provisions of any agreement, undertaking, contract, indenture, mortgage or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

        5.18 Intellectual Property. Schedule 5.18 identifies all United States and foreign patents, trademarks, service marks, trade names and registered copyrights, and all registrations and applications for registration thereof and all licenses thereof, owned or held by Borrower or any of its Subsidiaries on the Effective Date. Except as disclosed in Schedule 5.18, as of the Effective Date, Borrower and its Subsidiaries are the sole beneficial owners of, or have the right to use, free from any restrictions, claims, rights or encumbrances, the intellectual property referred to in Schedule 5.18 and all other processes, designs, formulas, computer programs, computer software packages, trade secrets, inventions, product manufacturing instructions, technology, research and development, know-how and all other intellectual property that are necessary for the operation of Borrowers and its Subsidiaries' businesses as being operated on the Effective Date. Each patent, trademark, service mark, trade name, copyright and license listed on Schedule 5.18 is in full force and effect except to the extent the failure to be in effect could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.18, to the best knowledge of Borrower, as of the Effective Date (a) none of the present or contemplated products or operations of Borrower or its Subsidiaries infringes any patent, trademark, service mark, trade name, copyright or any license right pertaining to any such intellectual property owned by any other Person and (b) there is no pending or threatened claim or litigation against or affecting Borrower or any of its Subsidiaries contesting the right of any of them to manufacture, process, sell or use any such product or to engage in any such operation except for claims or litigation which could not reasonably be expected to have a Material Adverse Effect.

        5.19 Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates. A correct and complete listing of such insurance including, issuers, coverages and deductibles, has been provided to Lender.

        5.20 Full Disclosure. None of the representations or warranties made by Borrower or any of Borrower's Subsidiaries as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, written statement or certificate furnished by or on behalf of Borrower or any of Borrower's Subsidiaries in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.



                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, so long as Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless Lender shall waive compliance in writing:

        6.01 Financial Statements. Borrower shall deliver, or cause to be delivered, to Lender in form and detail satisfactory to Lender:

               (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm acceptable to Lender stating that such financial statements present fairly in all material respects the financial position for the periods indicated and were prepared in conformity with GAAP consistently applied. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountants of any material portion of Borrower's or any Subsidiary's records; and

               (b) as soon as available, but not later than thirty (30) days after the end of each fiscal month of each year, a copy of the unaudited consolidated balance sheet of Borrower and its Subsidiaries, and the related consolidated statements of income, stockholders' equity and cash flows as of the end of such month and for the portion of the fiscal year then ended, all certified on behalf of Borrower by the chief financial officer of Borrower as being complete and correct and fairly presenting in all material respects, in accordance with GAAP, subject to normal year-end adjustment and absence of footnote disclosure.

        6.02 Certificates; Borrowing Base Certificates; Other Information. Borrower shall furnish to Lender:

               (a) concurrently with the delivery of the annual financial statement referred to in Section 6.01(a), a certificate of the independent certified accountants reporting on such financial statement stating that in making the examination necessary therefor no knowledge was obtained of any Default, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a certificate of the chief financial officer of Borrower stating that such officer has obtained no actual knowledge of any Default, except as specified in such certificate, together with a compliance certificate, substantially in the form of Exhibit F attached hereto, signed by such officer, setting forth calculations for the period then ended which demonstrate compliance by Borrower with the provisions of Article 8;

               (c) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and 6.01(b), a management report, in reasonable detail, signed on behalf of Borrower by the chief financial officer of Borrower, describing the operations and financial condition of Borrower and its Subsidiaries for the month and the portion of the fiscal year then ended (or in the case of annual financial statements for the fiscal year then ended) and setting forth a mailing tracking summary, a current mailing schedule and a statements of increases or decreases in the number of Subscribers;

               (d) promptly after the same are sent, copies of all financial statements and reports sent to Borrower's stockholders and, promptly after filed, copies of all financial statements and reports which Borrower may make to, or file with, the Securities Exchange Commission or similar governmental authority;

               (e) no later than ten (10) days after the first Business Day of each calendar month, a Borrowing Base Certificate, certified on behalf of Borrower by the chief financial officer of Borrower, setting forth the Borrowing Base of Borrower as at the end of the previous calendar month or as at such other date as Lender may reasonably require;

               (f) promptly upon the request of Lender, a report of an independent collateral auditor satisfactory to Lender with respect to Accounts, indicating whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects; provided, however, that, so long as no Default has occurred and is continuing, Borrower shall only be obligated to pay the expenses of the preparation of two such collateral reports in any fiscal year;

               (g) as soon as available and in any event no later than the last day of each fiscal year, a copy of the plan and budget (including a projected balance sheet, income statement and cash flow statement) of Borrower for the forthcoming fiscal year prepared in such detail as shall be reasonably satisfactory to Lender.

               (h) concurrently with the delivery of the projections referred to in Section 6.02(g), a written supplement revising and supplementing the Schedules hereto to the extent necessary to disclose new or changed facts or circumstances after the Effective Date; provided, however, that delivery of such subsequent disclosure shall not constitute a waiver by Lender or a cure of any Default resulting in connection with the matters disclosed;

               (i) promptly upon receipt thereof, copies of any reports submitted by Borrower's certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of Borrower made by such accountants, including any comment letters submitted by such accountants to management of Borrower in connection with their services;

               (j) promptly upon the filing or making thereof, copies of each filing and report made by Borrower or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission and of each communication from Borrower or any Subsidiary to shareholders generally; and

               (j) promptly, such additional business, financial, corporate and other information as Lender may from time to time reasonably request.

        6.03 Notices. Borrower shall promptly notify Lender of any of the following, promptly and in no event later than three (3) Business Days after Borrower's becoming aware thereof:

               (a)    the occurrence of any Event of Default;

               (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lender which has been instituted or, to the knowledge of Borrower, is threatened against, Borrower or any Subsidiary of Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which relates to this Agreement or any other Loan Document;

               (c) the occurrence of any other circumstances of which any of the officers of Borrower has actual knowledge and which could reasonably be expected to result in a Material Adverse Effect;

               (d) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by Borrower to Lender;

               (e) the institution of any steps by Borrower, any member of its Controlled Group or any other Person to terminate any Plan, or the failure to make any required contribution to any Plan if such termination could reasonably be expected to have a Material Adverse Effect or if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could reasonably be expected to result in the requirement that Borrower or any member of its Controlled Group furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could reasonably be expected to have a Material Adverse effect or any increase in the contingent liability of Borrower or any member of its Controlled Group with respect to any post-retirement Plan benefit which could reasonably be expected to have a Material Adverse Effect;

               (f) any assessment of withdrawal liability made against Borrower or any member of its Controlled Group by any Multiemployer Plan;

               (g) any ERISA Event which could reasonably be expected to result in a Material Adverse Effect;

               (h) any Material Adverse Effect subsequent to the date of the most recent audited financial statement delivered to Lender pursuant to this Agreement; and

               (i) any material change in accounting policies or financial reporting practices by Borrower or any of Borrower's Subsidiaries, including changes required by GAAP.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement by the chief executive officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

        6.04 Maintenance of Existence. Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve, its respective existence as a corporation and all rights, privileges, licenses and franchises necessary in the normal conduct of its business except in connection with transaction permitted by Section 7.05 and sales of assets permitted by Section 7.04.

        6.05 Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings which stay the enforcement of any Lien, and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary.

        6.06 Maintenance of Property. Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

        6.07 Insurance. Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance. All property damage and casualty insurance shall name Lender a loss payee and all liability insurance shall name Lender as additional insured. Upon request of Lender, Borrower shall furnish Lender at reasonable intervals a certificate of the chief executive officer of Borrower and, if requested by Lender, any insurance broker of Borrower, setting forth the nature and extent of all insurance maintained by Borrower and its Subsidiaries in accordance with this Section 6.07.

        6.08 Compliance with Laws. Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law (including , without limitation, all Environmental Laws) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

        6.09 Performance of Obligations. Borrower shall, and shall cause each of its Subsidiaries to, comply with the provisions of all contracts or agreements to which it is a party or by which it is bound where the failure to so comply could, individually or in the aggregate with all such other failures, reasonably be expected to have a Material Adverse Effect, including, without limitation, using its best efforts to maintain adequate liquidity to process and pay all refund requests within six weeks of receipt thereof.

        6.10 Use of Proceeds. Borrower shall use the proceeds of the Loans solely for working capital and other general corporate purposes.

        6.11 Inspection. Borrower shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account reflecting all of its business affairs and transactions in accordance with GAAP and permit Lender, on reasonable notice and at reasonable times and intervals during ordinary business hours, to visit all of its offices, discuss its financial matters with officers of Borrower and its independent public accountants (subject to any applicable code of professional responsibility to which such accountants may be subject) and examine and make abstracts from any of its books or other corporate records.

        6.12 ERISA Compliance. Borrower shall, and shall cause each of its Subsidiaries to, maintain and operate all Plans in compliance in all material respects with the provisions of ERISA, the Code, all other applicable laws and the respective requirements of the governing documents for such Plans.

        6.13 Further Assurances. Promptly upon request by Lender, Borrower shall, and shall cause each of its Subsidiaries to, take such additional actions as Lender may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Loan Document, (b) to subject to the Liens created by any of the Collateral Document any of the properties, rights or interests covered by any of the Collateral Documents, and
(c) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby.


                                    ARTICLE 7

                               NEGATIVE COVENANTS

        Borrower covenants and agrees that, so long as Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless Lender shall waive compliance in writing:

        7.01 Limitation on Liens. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist, any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

               (a)    Liens created pursuant to the Loan Documents;

               (b) Any Lien existing on the Effective Date and set forth in
Schedule 7.01 securing Indebtedness outstanding on such date which is permitted by Section 7.02(b);

               (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted under Section 6.05; provided, however, that no notice of lien has been filed or recorded under the Code;

               (d) statutory or common law Liens of carriers, landlords, warehousemen, mechanics, materialmen, repairmen or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto;

               (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits under worker's compensation unemployment insurance and other social security legislation;

               (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature incurred in the ordinary course of business; provided, that all such Liens in the aggregate, even if enforced, could not be reasonably expected to have a Material Adverse Effect;

               (g) easements, rights-of-way, restrictions and other similar encumbrances existing on the date hereof or hereafter incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

               (h) purchase money security interests on any property acquired or held by Borrower or its Subsidiaries in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, which Indebtedness is permitted under
Section 7.02(b); provided, however, that (i) any such Lien attaches to such property concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 80% of the cost of such Property;

               (i) Liens securing Capital Lease Obligations permitted under
Section 7.02(b).

               7.02 Limitation on Indebtedness. Neither Borrower nor any of its Subsidiaries shall create, incur, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (a)    the Obligations; and

               (b) Indebtedness secured by Liens permitted under Section 7.01(h) and (i) in an aggregate amount outstanding at any time outstanding not to exceed $1,500,000.

        7.03 Loans and Investments. Borrower shall not purchase or acquire, or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest or any obligations or other securities of, or any interest in, any Person, or make or commit to acquire all or substantially all of the assets of a Person, or of any business or division of a Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate, except for:

               (a) investments in Cash Equivalents;

               (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; and

               (c) loans and advances to employees of Borrower or any of Borrower's Subsidiaries for moving, travel and other similar expenses in the ordinary course of business not to exceed $50,000 in the aggregate at any time outstanding.

        7.04 Sale of Assets. Neither Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or enter into any agreement to do so except:

               (a) sales of services, dispositions of inventory, or used, worn-out or surplus equipment in the ordinary course of business;

               (b) disposition of obsolete equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such disposition are reasonably and promptly applied to the purchase price of such replacement equipment; and

               (c) dispositions not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made as provided in Section 2.05; provided, that
(i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition is paid in cash, and (iii) the aggregate value of all assets so sold by Borrower and its Subsidiaries shall not exceed $25,000 in any fiscal year.

        7.05 Mergers, Consolidations, Etc. Neither Borrower nor any of its Subsidiaries shall enter into any merger or consolidate, or liquidate, wind-up or dissolve or convey, transfer, lease or otherwise dispose (whether in one transaction or in a series of transactions) all or substantially all of its assets, except any Subsidiary of Borrower may merge with Borrower, provided that Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries of Borrower, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation.

        7.06 Restricted Payments. Neither Borrower nor any of its Subsidiaries shall declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares now or hereafter outstanding, except that (a) Borrower may declare and pay dividends so long as no Default exists or would result therefrom, and (b) any Wholly-Owned Subsidiary of Borrower may declare and pay dividends to Borrower or to any other Wholly-Owned Subsidiary of Borrower.

        7.07 Management Fees. Neither Borrower nor any of its Subsidiaries shall pay any management fees to any Affiliate of Borrower or to any officer, director or employee of Borrower or any Subsidiary or any Affiliate of Borrower.

        7.08 Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries shall enter into any transaction with any Affiliate of Borrower or of any such Subsidiary, except (a) as expressly permitted by this Agreement; or
(b) in the ordinary course of business and pursuant to the reasonable requirements of the business of Borrower or such Subsidiary; and, in each case, upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arms-length transaction with a Person not an Affiliate of Borrower or such Subsidiary and which are disclosed in writing to Lender.

        7.09 Contingent Obligations. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Contingent Obligations except for (a) endorsements for collection or deposit in the ordinary course of business; and (b) Contingent Obligations existing on the Effective Date and disclosed on Schedule 7.09 hereto.

        7.10   ERISA. Neither Borrower nor any of its Subsidiaries shall:

               (a) terminate any Plan subject to Title IV of ERISA so as to result in any material liability to Borrower or any ERISA Affiliate;

               (b) permit to exist any ERISA Event or any other event or condition, which represents the risk of a material liability to any Borrower or any ERISA Affiliate;

               (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to Borrower or any ERISA Affiliate;

               (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material liability to Borrower or any ERISA Affiliate; or

               (e) permit the present value of all nonforfeitable accrued benefits under any Plan materially to exceed the fair market value of Plan assets allocable to such benefits, all determines as of the most recent valuation date for each such Plan.

        7.11 Change in Business. Neither Borrower nor any of its Subsidiaries shall engage in any material line of business substantially different from that carried on by it on the date hereof.

        7.12 Accounting Changes. Neither Borrower nor any of its Subsidiaries shall make any significant change in accounting treatment or reporting practices except as required by GAAP, or change the fiscal year of Borrower or any of its consolidated Subsidiaries.

        7.13   Intentionally Omitted.

        7.14 Use of Proceeds. Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of Borrower or others incurred to purchase or carry Margin Stock, or (b) otherwise in any manner which is in contravention of any Requirement of Law.

        7.15 Deposit Accounts. From and after the date of establishment of the Operating Account, Borrower shall not, and shall not permit any Subsidiary to, establish any deposit account with any bank or other financial institution other than a bank or financial institution which has entered into a blocked account agreement with Lender in form and substance acceptable to Lender; provided however, that Borrower may establish and maintain payroll accounts at one bank or other financial institution in each of California and Texas without the requirement that such bank or financial institution enter into a blocked account agreement with Lender.

        7.16 Amendments. Borrower shall not amend, modify or waive any provision of the Service Agreement.



                                    ARTICLE 8

                               FINANCIAL COVENANTS

        8.01 Minimum EBITDA. Borrower shall not permit EBITDA for the twelve month period ending on the last day of any calendar quarter set forth below to be less than the minimum amount set forth below opposite such fiscal quarter ending date:

               Fiscal Quarter Ending                     Minimum EBITDA
               ---------------------                     --------------
               March 31, 1998                             $5,500,000
               June 30, 1998                              $5,500,000
               September 30, 1998                         $6,000,000
               December 31, 1998                          $6,000,000
               March 31, 1999                             $6,500,000
               June 30, 1999                              $6,500,000
               September 30, 1999                         $6,500,000

        8.02 Minimum Number of Subscribers. Borrower shall not permit the number of Subscribers as determined as of the last day of any calendar quarter to be less than 1,000,000.

        8.03 Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as determined as of any date set forth below to be less than the minimum ratio set forth below opposite such date:

               Twelve Months Ending                       Minimum Ratio
               --------------------                       -------------
               March 31, 1998                                    3.00
               June 30, 1998                                     3.00
               September 30, 1998                                3.00
               December 31, 1998                                 3.00
               March 31, 1999                                    3.00
               June 30, 1999                                     3.00
               September 30, 1999                                3.00

        8.04 Leverage Ratio. Borrower shall not permit the Leverage Ratio as determined on the last day of any calendar quarter to be greater than the maximum ratio set forth below opposite such date:

               Date                                       Maximum Ratio
               ----                                       -------------
               March 31, 1998                                    2.00
               June 30, 1998                                     2.00
               September 30, 1998                                2.00
               December 31, 1998                                 2.00
               March 31, 1999                                    1.75
               June 30, 1999                                     1.75
               September 30, 1999                                1.75

        8.05 Capital Expenditures. Borrower shall not expend, or commit to expend, for Capital Expenditures during any one fiscal year on a non-cumulative basis in excess of $1,000,000 for each fiscal year.


                                    ARTICLE 9

                                EVENTS OF DEFAULT

        9.01 Event of Default. Each of the following occurrences shall constitute an Event of Default hereunder:

               (a) Non-Payment. Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the Other Loan Documents; or

               (b) Specific Covenant Defaults. Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 6.01, 6.02, 6.03,
6.10 or 6.11 (solely with respect to access and inspection), Article 7 or
Article 8; or

               (c) Other Covenant Defaults. Borrower shall fail to perform or observe any other term or covenant contained in this Agreement or any Loan Document not otherwise constituting an Event of Default under this Article 9 and such default shall continue unremedied for a period of fifteen (15) days after the earlier of (i) the date upon which any officer of Borrower had actual knowledge of such failure or (ii) the date upon which written notice thereof is given to Borrower by Lender; or

               (d) Representations and Warranties. Any representation or warranty by Borrower or any of Borrower's Subsidiaries made or deemed made herein, in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement or in or under any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (e) Cross-Default. Borrower or any Subsidiary of Borrower (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount of more than $250,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder of such Indebtedness or beneficiary of such Contingent Obligation to cause such Indebtedness to be declared to be due and payable prior to its stated or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

               (f) Insolvency; Voluntary Proceedings. Borrower or any of Borrower's Subsidiaries (i) ceases or fails to be Solvent or admits in writing its inability to pay, its debts as they become due, subject to applicable grace period, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

               (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any Subsidiary of Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant or attachment, execution or similar process shall not be released, vacated or fully bonded within forty five (45) days after commencement, filing or levy; (iii) Borrower or any Subsidiary of Borrower admits the material allegations of a petition against it in any Insolvency Proceeding or an order for relief is ordered in any Insolvency Proceeding; or
(iii) Borrower or any Subsidiary of Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession or other similar Person for itself or a substantial portion of its property or business; or

               (h) ERISA. Any Termination Event occurs which Lender believes is reasonably likely to subject Borrower to liability in excess of $250,000; or

               (i)  Intentionally Omitted.

               (j) Judgments. One or more uninsured and unbonded judgments, non-interlocutory orders or decrees shall be entered against Borrower or any of Subsidiary of Borrower involving in the aggregate a liability as to any single or related series of transactions or conditions of $500,000 or more and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

               (k) Collateral. Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Borrower or any Subsidiary of Borrower or Borrower or any Subsidiary of Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens; or

               (l)  Intentionally Omitted.

               (m) Audit Qualification. The auditor's report on the audited financial statement delivered pursuant to Section 6.01(a) shall include any material qualification (including with respect to the scope of audit) or exception; or

               (n)  Intentionally Omitted; or

               (o) Service Agreement. The Service Agreement shall terminate by its terms or otherwise or shall cease to be in full force and effect, for whatever reason.

        9.02 Remedies. If any Event of Default shall occur, Lender may (a) declare the Commitment of Lender to make Loans to be terminated, whereupon such Commitment shall forthwith be terminated; (b) declare the Obligations to be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower; and (c) exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that upon the occurrence of any Event of Default specified in Section 9.01 (f) and (g) above, the obligation of Lender to make Loans shall automatically terminate and all Obligations shall automatically become due and payable without further act of Lender.

        9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE 10

                                  MISCELLANEOUS

        10.01 Amendments and Waivers. No amendment or wavier of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by Lender and Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

        10.02  Notices.

               (a) All notices, requests and other communications provided for hereunder shall be in writing (including, by facsimile transmission) and mailed by certified or registered mail, telecopied or delivered by personal or overnight delivery, to the address or facsimile number specified for notices on the signature page hereto, or to such other address or facsimile number as shall be designated by any party in a written notice to the other party given in compliance herewith.

               (b) All such notices, requests and communications shall be effective (i) if delivered in person, when delivered, (ii) if delivered by facsimile, on the date of transmission if transmitted by 4:00 p.m. Chicago time on such date, or otherwise on the next Business Day, (iii) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed and (iv) if mailed, upon the third Business day after the date deposited in the U.S. Mail, certified or registered, except that notices pursuant to Article 2 shall not be effective until actually received by Lender.

               (c) Borrower agrees that any agreement of Lender in Article 2 hereof to receive certain notices by telephone and facsimile is solely for the convenience and at the request of Borrower. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Lender shall not have any liability to Borrower or other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Obligations shall not be affected in any way or to any extent by any failure by Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in the telephonic or facsimile notice.

        10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder, shall operate as a wavier thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, remedy, power or privilege.

        10.04 Expenses. Borrower shall reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses, including reasonable attorneys' and paralegal' fees, paid or incurred by Lender in connection with the preparation, negotiation, execution, delivery, renewal, amendment or modification of the Loan Documents or in connection with the collection of the Obligations and enforcement of the Loan Documents or in connection with the administration of the Loan Documents resulting from any request made by Borrower or the existence of a Default. Subject to the limitation set forth in Section 6.02(f), Borrower further agrees to reimburse Lender for each audit, collateral analysis or other business analysis performed by or for the benefit of Lender in connection with this Agreement or the other Loan Documents (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred by Lender in connection with the matters referred to in this Section 10.04.

        10.05 Indemnity. Borrower shall indemnify, defend and hold harmless Lender and its officer, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") from and against any and all liabilities, obligation, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursement, including attorneys' and paralegal' fees, of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding) relating to this Agreement or the Loan or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto; provided, however, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to any liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations of this Section
10.05 shall survive payment of the Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.05 shall be paid within thirty (30) days after demand.

        10.06 Marshaling; Payments Set Aside. Lender shall be under no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender, or Lender enforces its Liens or exercise its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

        10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

        10.08 Assignments and Participations. Lender shall have the right to assign any or all of Lender's rights and obligations under this Agreement. Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations hereunder and in respect of any or all facilities under this Agreement.

        10.09 Set Off. In addition to any rights and remedies now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, Lender is authorized by Borrower at any time and from time to time to set off and to appropriate and to apply any and all balances held by Lender at any of its offices for the account of Borrower or any of its Subsidiaries and all other property at any time held or owing by Lender to or for the credit or for the account of Borrower or any of its Subsidiaries against and on account of any and all Obligations which are not paid when due.

        10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed original and all of which together shall constitute one and the same instrument.

        10.11 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        10.12 No Third Party Beneficiaries. This Agreement is entered into for the sole protection and legal benefit of Borrower and Lender, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Lender shall have no obligation to any Person not a party to this Agreement or the other Loan Documents.

        10.13  Governing Law and Jurisdiction.

               (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

               (b) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

               (c) BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT,

SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SECTION 10.02 EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

        10.14 Waiver of Jury Trial. BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. BORROWER AND LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        10.15 Entire Agreement. This Agreement, together with the other Loan Documents, sets forth the entire agreement and understanding between Borrower and Lender and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. The execution of this Agreement by Borrower shall constitute a full, complete and irrevocable release of any and all claims which Borrower may have at law or in equity in respect of all prior discussions and understandings, verbal or written, relating to the subject matter of this Agreement and the other Loan Documents.

                                    * * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    CREDENTIALS SERVICES INTERNATIONAL, INC.



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                    333 City Boulevard West
                                    10th Floor
                                    Orange, California 92668
                                    Facsimile No.: (714) 704-6488
                                    Telephone No.: (714) 704-6503
                                    Attention: Chief Financial Officer


                                    LASALLE NATIONAL BANK



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    135 South LaSalle Street
                                    Chicago, Illinois 60674
                                    Facsimile No: (312) 904-4605
                                    Telephone No.: (312) 904-6772
                                    Attention: Patricia M. Borkowski

                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE

                    CREDENTIALS SERVICES INTERNATIONAL, INC.



Number: _____________                               Date: ______________________


1.   Face amount of outstanding Accounts as of _____________                 $____________

2.   Less:  (A) Accounts (other than Tape
                 to Tape) over 60 days          $
            (B) Tape to Tape over 90 days
            (C) Reserves (PER ATTACHED
                   SCHEDULE)                     __________________
            (D) Other                            __________________

                   TOTAL INELIGIBLE ACCOUNTS                         $____________________

3.   Net Accounts (Line 1 minus Line 2)                                      $____________

4.   85% of Line 3 - Total Availability of Loans                             $____________

5.   Maximum Borrowing Limit (Lesser of Line 4 or $10,000,000)               $____________

6.   Loans Outstanding                                                       $____________

7.   Collateral Excess or Shortage (Line 5 minus Line 6)                     $____________



Borrower hereby certifies, through its officer indicated below, that the information set forth above is accurate as of __________________, 199__, to the best of such officer's knowledge after diligent inquiry.

                                      CREDENTIALS SERVICES INTERNATIONAL, INC.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

ACCOUNTS RESERVE SCHEDULE    As of _______________________


---------------------------------------------------------------------------------------
CATEGORY            GROSS               RESERVE             DOLLAR              TOTAL
                    ELIGIBLE            ALLOCATION          RESERVE             RESERVE
                    ACCOUNT
---------------------------------------------------------------------------------------
Renewal
Billing in                                     20%
Process
---------------------------------------------------------------------------------------
Tape
Receivables                                    20%
---------------------------------------------------------------------------------------
Signature
Tape Account                                   20%
---------------------------------------------------------------------------------------
Suspense File
to Bill                                        15%
---------------------------------------------------------------------------------------
Orange
Processing
Backlog
---------------------------------------------------------------------------------------
Litle Declines
to Recycle
---------------------------------------------------------------------------------------
 TOTALS PRIOR
  TO GENERAL
  RESERVE
---------------------------------------------------------------------------------------
General
Reserve
---------------------------------------------------------------------------------------
 GRAND TOTAL
---------------------------------------------------------------------------------------

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING


                                            ___________________, 199___

LaSalle National Bank
135 South LaSalle Street
Chicago, IL 60603

Ladies and Gentlemen:

        Reference is made to that certain Amended and Restated Credit Agreement dated as of December __, 1997 (the "Credit Agreement") between Credentials Services International, Inc. ("Borrower") and LaSalle National Bank ("Lender"). Capitalized terms used herein but not otherwise defined herein have the same meanings as in the Credit Agreement.

        Pursuant to Section 2.09 of the Credit Agreement, Borrower hereby notifies Lender that on ________________________, 199___, Borrower desires to borrow an aggregate principal amount of $_________________________ of Loans.

        The Loan hereby requested shall be a (check applicable blanks):

               _____         Base Rate Loan; or

               _____         Eurodollar Rate Loan having an Interest Period of:

                             _____          one month

                             _____          two months

                             _____          three months

                             _____          six months

        Borrower acknowledges that this Notice of Borrowing and acceptance by Borrower of the proceeds of the Loan contemplated hereby constitute a representation and warranty by Borrower that the conditions set forth in Section
4.04 of the Credit Agreement have been satisfied or waived by Lender in writing.

                                       Very truly yours,

                                       CREDENTIALS SERVICES INTERNATIONAL, INC.

                                       By:
                                          ----------------------------------
                                       Title:
                                             -------------------------------

                                    EXHIBIT C


                        NOTICE OF CONVERSION/CONTINUATION

LaSalle National Bank
120 South LaSalle Street
Chicago, IL 60606

Ladies and Gentlemen:

        This Notice of Continuation/Conversion is delivered to you pursuant to
Section 2.10 of the Amended and Restated Credit Agreement dated as of December __, 1997 (the "Credit Agreement") between Credentials Services International, Inc. ("Borrower") and LaSalle National Bank ("Lender"). Capitalized terms used herein but not otherwise defined herein have the same meanings as in the Credit Agreement.

        Borrower hereby requests that on _________________, 19____:

               (a) $________________ of the currently outstanding principal amount of Revolving Loans originally made to Borrower on ___________________, 19___,

               (b) which is currently being maintained as [Base Rate Loans] [Eurodollar Rate Loans],

               (c) be [converted into] [continued as],

               (d) [Eurodollar Rate Loans having an Interest Period of ___________ months] [Base Rate Loans].

        Borrower hereby represents and warrants that, both before and after giving effect to the conversion or continuation requested above, the conditions in Section 4.04 of the Credit Agreement have been satisfied or waived by Lender in writing.

                                       Very truly yours,

                                       CREDENTIALS SERVICES INTERNATIONAL, INC.


                                       By:
                                       Title:

                                    EXHIBIT D

                                 REVOLVING NOTE


$10,000,000                                                    December __, 1997
                                                               Chicago, Illinois


        FOR VALUE RECEIVED, the undersigned, CREDENTIALS SERVICES INTERNATIONAL, INC., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of LASALLE NATIONAL BANK ("Lender"), at Lender's office at 135 South LaSalle Street, Chicago, IL 60674, or at such other place as Lender may from time to time designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made pursuant to Section 2.02 of the Credit Agreement (as defined below), at such times as are specified in, and in accordance with the provisions of, the Credit Agreement. This Revolving Note is referred to in and was executed and delivered pursuant to that certain Amended and Restated Credit Agreement of even date herewith (as amended, restated or otherwise modified from time to time, the "Credit Agreement") between Borrower and Lender, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement. This Revolving Note is secured by the Collateral.

        Borrower further promises to pay interest on the outstanding unpaid principal amount from the date of such Loans until paid in full at the applicable rate or rates specified in Section 2.11(a) of the Credit Agreement; provided, however, at the election of Lender, following the occurrence and during the continuance of any Event of Default, Borrower promises to pay to Lender interest on the unpaid principal amount hereof at the applicable rate or rates specified in Section 2.11(c) of the Credit Agreement. Interest shall be payable in arrears on the dates specified in Section 2.11(b) of the Credit Agreement. Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues.

        At the time of each Loan, and upon each payment or prepayment of principal of each Loan, Lender shall make a notation either on the schedule attached hereto and made a part hereof or in Lender's own books and records; provided, however, that the failure of Lender to make such recordation or notation shall not affect the Obligations of Borrower hereunder or under the Credit Agreement.

        Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

        THIS REVOLVING NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF BORROWER AND LENDER HEREUNDER, SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.


                                      *****

        IN WITNESS WHEREOF, the undersigned has executed this Revolving Note as of the date first written above.

                                            CREDENTIALS SERVICES INTERNATIONAL,
                                            INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    SCHEDULE

------------------------------------------------------------------------------------------------
                                                                         AMOUNT OF
                                                           PRINCIPAL     UNPAID
               AMOUNT OF      TYPE OF       INTEREST       PAID OR       PRINCIPAL      NOTATION
DATE           LOAN           LOAN          PERIOD/RATE    PREPAID       BALANCE        MADE BY
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                            NOTICE OF EFFECTIVE DATE


Credentials Services International, Inc.
c/o Lincolnshire Management, Inc.
780 Third Avenue
New York, NY 10017

Ladies and Gentlemen:

        Reference is made to the Amended and Restated Credit Agreement dated December __, 1997 (the "Credit Agreement") between Credentials Services International, Inc. and LaSalle National Bank ("Lender").

        Pursuant to Section 4.02 of the Credit Agreement, Lender hereby confirms to you that the Effective Date of the Credit Agreement is __________________, 1997.

                                                   Very truly yours,

                                                   LASALLE NATIONAL BANK



                                                   By:
                                                      --------------------------